EXHIBIT 10.2

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of March  15, 2010 by and among Altairnano, Inc., a Nevada corporation (the "Company"), Altair Nanotechnologies Inc., a Canadian corporation ("Parent"), and C. Robert Pedraza, an individual ("Employee"),

RECITALS
A. Employee, the Company and Parent have previously entered into that certain Employment Agreement dated as of June 16, 2008, as amended by the First Amendment to Employment Agreement dated November 24, 2008 (the "Employment Agreement").

B. Employee, the Company and Parent now desire to extend the initial term of the Employment Agreement by six months.

NOW, THEREFORE, in consideration of this Amendment and of the covenants and conditions contained in this Amendment, the parties hereto agree as follows:

1.   Section 2 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

2.   Term. The term of this Agreement (the "Term") shall commence on the date first set forth above (the "Effective Date"). The Term shall terminate upon the earlier to occur of (i) the Expiration Date (as defined below), and (ii) the termination of Employee's employment with all of the Consolidated Companies. The initial Expiration Date shall be December 16, 2010. Unless the Company or Employee provides the other with at least ninety (90) days advance written notice prior to the initial Expiration Date (and each Expiration Date thereafter) of its intention not to renew this term of Agreement following the then-current Expiration Date, the Expiration Date shall automatically be changed to the two-year anniversary of the then-current Expiration Date. Notwithstanding anything in this Agreement to the contrary, Sections 7 and 8 shall survive termination of this Agreement and expiration of the Term for the time periods set forth therein, and this sentence and all provisions related to the interpretation or enforcement of, and disputes under, this Agreement shall survive until the expiration of the last applicable statute of limitations.

2.   All other provisions of the Employment Agreement are confirmed in their entirety, provided, however, that any provision of the Employment Agreement inconsistent with this Amendment shall be considered amended and revised to conform to the provisions of this Amendment.

3.    This Agreement may be executed in multiple counterparts, all of which taken together shall form a single Agreement. A facsimile copy of this Agreement or any counterpart thereto shall be valid as an original.

IN WITNESS WHEREOF, Employee has signed this Amendment personally, and the Company and Parent have caused this Amendment to be executed by their duly authorized representatives.

COMPANY:

ALTAIRNANO, INC.
a Nevada corporation

By: /s/ Terry Copeland
Name: Terry Copeland
Title: President and CEO

PARENT:

ALTAIR NANOTECHNOLOGIES INC,
a Canadian corporation

By: /s/ Terry Copeland
Name: Terry Copeland
Title: President and CEO

EMPLOYEE:

/s/ C. Robert Pedraza
C. Robert Pedraza, an individual